Geospatial Corporation 8-K

Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is dated as of March 16, 2016, by and between Geospatial Corporation, a Nevada corporation (the “Company”), and David Truitt, an individual resident of Virginia (“Purchaser”).

RECITALS:

WHEREAS, the Company desires to issue and sell to Purchaser 1,250,000 Shares (the “Shares”) of its Series C Convertible Preferred Stock, par value $.001 per share (“Series C Stock”); and

WHEREAS, the Company desires to sell, and Purchaser desires to purchase, the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations and warranties, covenants and agreements contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company, the Shares for a purchase price of $0.20 per Share. Purchaser shall hereby pay to the Company the aggregate purchase price for the Shares in the amount of $250,000, by wire transfer of immediately available funds to an account designated in writing by the Company, and the Company shall promptly cause its transfer agent to deliver to the Purchaser a duly authorized and executed certificate representing the Shares.

2.

Representations and Warranties of the Company. The Company represents to Purchaser, as of the date hereof, as follows:

(a)

Organization and Standing. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to own and operate its properties and assets and to execute and deliver this Agreement. The Company and each of its subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on such corporation or its business. All of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company and are free and clear of all liens, encumbrances, equities or claims, other than security interests in all of the Company’s assets held by Purchaser.

(b)

Authorization; Binding Obligation. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the issuance and sale of the Shares and the performance of all obligations of the Company hereunder has been taken. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(c)

Capitalization. Immediately prior to giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of (i) 350,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 143,182,111 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”), 5,000,000 shares of which are designated as “Series B Convertible Preferred Stock”, none of which are issued and outstanding and 10,000,000 of which are designated as “Series C Convertible Preferred Stock”, none of which are issued and outstanding. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Series C Stock are as set forth in the Certificate of Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designations”), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. As of the date hereof 9,050,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted under the Company’s 2007 Stock Option Plan and 25,000,000 shares of Common Stock are reserved for issuance upon exercise of stock options and other stock awards to be granted under the Company’s 2013 Equity Incentive Plan 18,358,500 of which have been granted as of the date hereof).  As of the date hereof there are outstanding warrants to purchase 37,860,648 shares of Common Stock, outstanding warrants to purchase 344,993 shares of Series B Convertible Preferred Stock and outstanding convertible notes convertible into 46,222,204 shares of Common Stock. As of the date hereof, 5,473,143 shares of Common Stock are issuable to prior purchasers of the Company’s securities as penalty shares. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are subject to no preemptive rights (and were not issued in violation of any preemptive rights). The Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock or other equity security except as specified in this subsection 2(c), and the Company has not made any other commitment to authorize, issue or sell any Common Stock or other equity security.

(d)

Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares for working capital and other general corporate purposes.

(e)

Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. Upon the filing and effectiveness of the Amendment (as hereinafter defined) in accordance with Section 4(a), the shares of common stock issuable upon conversion of the Series C Stock (the “Conversion Shares”), when issued in accordance with the conversion provisions applicable to the Series C Stock as set forth in the Certificate of Designations, will be duly authorized, validly issued, fully paid and non-assessable.

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(f)

No Conflicts. The execution, delivery and performance of this Agreement, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Shares will not (i) subject to the provisions of Section 4(a), conflict with or result in a violation of any provision of the Company’s Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company or its business. No notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental body or agency is required to be made or obtained by the Company in connection with the performance by the Company of its obligations under this Agreement, except for notice filings under applicable securities laws.

3.

Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company, as of the date hereof, as follows:

(a)

Requisite Power and Authority. All action on the part of Purchaser necessary for the authorization of this Agreement and the performance of all obligations of Purchaser hereunder has been taken. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b)

Investment Representations. Purchaser understands that the Shares issued to Purchaser hereunder and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

(c)

Experience; Risk. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Shares and the Conversion Shares and of protecting Purchaser’s interests in connection therewith. Purchaser is able to fend for himself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

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(d)

Investment. Purchaser is acquiring the Shares and the Conversion Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Shares and the Conversion Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

(e)

Information. Purchaser has been furnished with all information which he deems necessary to evaluate the merits and risks of purchasing the Shares and has had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to his satisfaction. Purchaser has been given the opportunity to obtain any additional information he deems necessary to verify the accuracy of any information obtained concerning the Shares and the Company. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. Purchaser understands that an investment in the Shares involves significant risks.

(f)

Restricted Securities. Purchaser understands that the Shares and the Conversion Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares and the Conversion Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

(g)

Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. Purchaser has considered the federal and state income tax implications of an investment in the Shares and has consulted with his own advisors with respect thereto.

(h)

Residence. The place where Purchaser’s investment decision was made is located at the address of Purchaser set forth on the signature page hereto.

(i)

Legends. Purchaser understands and agrees that the certificates representing the Shares will bear a legend as set forth on Exhibit A. In addition, any certificate or other instrument representing the Shares and the Conversion Shares will bear any other legend that may be required by applicable law, by the Company’s Articles of Incorporation or Bylaws, or by any agreement between the Company and Purchaser.

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4.

Covenants.

(a)

Amendment of Articles; Reservation of Shares. Purchaser and the Company acknowledge and agree that the Company does not have a sufficient number of authorized and unissued shares of Common Stock to reserve for issuance upon conversion of the Shares. The Company agrees to use reasonable commercial efforts to cause an amendment to its Articles of Incorporation to be filed and effective at the earliest practicable date, but in no event later than June 30, 2016, increasing its authorized shares of Common Stock to be at least 600,000,000 shares (the “Amendment”). Purchaser shall vote the Shares, and any and all other shares of Common Stock and Preferred Stock beneficially owned by Purchaser in favor of the Amendment. Promptly following the filing and effectiveness of the Amendment, the Company shall take any and all action as is necessary or desirable to duly and validly reserve the Conversion Shares for issuance upon conversion of the Shares.

(b)

Registration. As soon as practicable following the filing and effectiveness of the Amendment, the Company shall prepare and file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) to register the Conversion Shares for resale by Purchaser. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective until such time that all Conversion Shares may be resold pursuant to Rule 144 under the Securities Act, without volume limitations.

5.

Miscellaneous.

(a)

Governing Law; Arbitration. This Agreement shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply. Any dispute or claim arising to or in any way related to this Agreement or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in Pittsburgh, Pennsylvania. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b)

Indemnification. In consideration of Purchaser’s execution and delivery of this Agreement and purchase of the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Purchaser is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Purchaser as a result of, or arising out of, or relating to (a) any material misrepresentation by Company or any material breach of any covenant, agreement, obligation, representation or warranty by the Company contained in this Agreement, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

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(c)

Successors and Assigns. This Agreement may not be assigned, conveyed or transferred by either party without the prior written consent of the other party. Subject to the foregoing, the rights and obligations of the Company and Purchaser under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Agreement are for the sole benefit of the parties hereto and thereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d)

Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

(e)

Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(f)

Amendment or Waiver. This Agreement may be amended, and any term or provision of this Agreement may be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and Purchaser.

(g)

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, including, with respect to Purchaser, upon delivery by electronic mail to Purchaser’s e-mail address; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the address or facsimile number set forth on such party’s signature page hereof or at such other address as the Company or Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

(h)

Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(i)

Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(j)

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith
Mark A. Smith
Chief Executive Officer

Address:

229 Howes Run Road
Sarver, PA 16055

PURCHASER:

/s/ David M. Truitt
David M. Truitt

Address:

Discover Technologies, LLC
11710 Plaza America Drive
Suite 110
Reston, VA 20190

EXHIBIT A

LEGEND

NEITHER THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON CONVERSION THEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

Certificate of the Designations, Powers,
Preferences and Rights
of the
Series C Convertible Preferred Stock

of
Geospatial Corporation

Pursuant to Section 78.1955 of the
Nevada Revised Statutes

Geospatial Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”), by its Chief Executive Officer.

DOES HEREBY CERTIFY:

FIRST: That, pursuant to authority expressly vested in the Board of Directors of said Company by the provisions of its Articles of Incorporation, said Board of Directors duly adopted the following resolutions providing for the designation of 10,000,000 shares of Series C Convertible Preferred Stock, $0.001 par value.

RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Company, hereby authorizes the issue from time to time of a series of Preferred Stock of the Company and hereby fixes the designation, preferences, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Articles of Incorporation, to be in their entirety as follows:

The rights, preferences, privileges and restrictions granted to and imposed on the Series C Convertible Preferred Stock are as follows:

1.    Definitions. For purposes of this Article, the following definitions shall apply:

(a)

“Board” shall mean the Board of Directors of the Company.

(b)

“Company” shall mean Geospatial Corporation, a Nevada corporation.

(c)

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

(d)

“Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

(e)

“National Securities Market” shall mean a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended, or The Nasdaq Stock Market.

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(f)

“Original Issue Date” shall mean, with respect to any shares of Series C Preferred Stock, the date on which such share of Series C Preferred Stock was issued by the Company.

(g)

“Original Issue Price” shall mean $0.20 per share for the Series C Preferred Stock.

(h)

“Series C Preferred Stock” shall mean the Series C Convertible Preferred Stock, par value $0.001 per share, of the Company.

(i)

“Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

2.    Dividend Rights.

(a)

Participation Rights. If the Board shall declare dividends out of funds legally available therefor in any calendar year, then such dividends shall be declared pro rata on the Common Stock, the Series C Preferred Stock and each other class or series of preferred stock of the Company on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series C Preferred Stock and/or such other class or series of preferred stock of the Company is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series C Preferred Stock and/or such other class or series of preferred stock of the Company held by such holder.

(b)

Non-Cash Dividends. Whenever a dividend provided for in this Section 2 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

(c)

Payment on Conversion. If the Company shall have declared but unpaid dividends with respect to the Series C Preferred Stock upon its conversion, the Company shall, subject to the legal availability of funds and assets therefor, pay in cash to the holder of the shares of Series C Preferred Stock being converted the full amount of any dividends declared but unpaid on such shares. To the extent that funds are not legally available for the payment of such dividends, such dividends will be paid in shares of fully paid and nonassessable shares of Common Stock.

3.    Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders (the “Available Funds and Assets”) shall be distributed to stockholders in the following manner:

(a)

Liquidation Preferences. The holders of each share of Series C Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, or on any shares of any other series or class of preferred stock hereafter created with a liquidation preference senior to the Common Stock, an amount per share equal to 1.0 times the Original Issue Price (as adjusted for stock splits, stock dividends, and the like) for the Series C Preferred Stock, plus all declared but unpaid dividends thereon.

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(b)

Participation Rights. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and the Series C Preferred Stock pro rata according to the number of shares of Common Stock held by such holders (where, for this purpose, holders of shares of Series C Preferred Stock will be deemed to hold (in lieu of their Series C Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series C Preferred Stock pursuant to Section 5), subject to the rights of any other holders of preferred stock to share in any distribution of the remaining Available Funds and Assets available for distribution.

(c)

Merger or Sale of Assets. A (i) consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or (ii) a sale of all or substantially all of the assets of the Company, shall each be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

(d)

Non-Cash Consideration. If any assets of the Company distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Company shall be valued as follows:

(i)

if the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

(ii)

if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

(iii)

if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board.

4.    Voting Rights.

(a)

Preferred Stock. Each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to five times (5x) the number of whole shares of Common Stock into which such shares of Series C Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

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(b)

General. Each holder of Series C Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series C Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.    Conversion Rights. The outstanding shares of Series C Preferred Stock shall be convertible into Common Stock as follows:

(a)    Optional Conversion.

(1)

At the option of the holder thereof, each share of Series C Preferred Stock shall be convertible, at any time or from time to time after such time as an amendment to the Articles of Incorporation of the Company is filed and effective increasing the Company’s authorized shares of Common Stock to at least 600,000,000 shares (the “Filing Date”) and prior to the close of business on the business day before any date fixed for conversion of such share, into fully paid and nonassessable shares of Common Stock, as provided herein.

(2)

Each holder of Series C Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series C Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series C Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(b)    Automatic Conversion.

(1)

After the Filing Date, each of Series C Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, upon the earliest to occur of: (i) immediately prior to the closing of a public or private offer and sale of Common Stock for the account of the Company in which the aggregate offering price (before deduction of underwriters’ discounts and commissions, if any) equals or exceeds $5,000,000 and the offering price per share of which equals or exceeds five (5) times the Original Issue Price of the Series C Preferred Stock per share (before deduction of underwriters’ discounts and commissions, if any (such price per share of Common Stock to be appropriately adjusted to reflect Common Stock Events (as defined in Section 5(e)); and (ii) the Company’s receipt of the written consent of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock to the conversion of all then outstanding Series C Preferred Stock under this Section 5.

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(2)

Upon the occurrence of any event specified in Section 5(b)(1) above, the outstanding shares of Series C Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series C Preferred Stock, the holders of Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series C Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(c)

Conversion Price. Each share of Series C Preferred Stock shall be convertible in accordance with Section 5(a) or Section 5(b) above into the number of shares of Common Stock which results from dividing the Original Issue Price by the conversion price for Series C Preferred Stock that is in effect at the time of conversion (the “Conversion Price”). The initial Conversion Price for the Series C Preferred Stock shall be the Original Issue Price for the Series C Preferred Stock divided by twenty (20). The Conversion Price of each series of Series C Preferred Stock shall be subject to adjustment from time to time as provided below.

(d)

Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of the Series C Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of the Series C Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for the Series C Preferred Stock. The Conversion Price for the Series C Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term “Common Stock Event” shall mean (i) the issue by the Company of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(e)

Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock or with respect to such other securities by their terms.

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(f)

Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(g)

Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the Series B Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Company’s books.

(h)

Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(i)

Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(j)

Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series C Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

(k)

No Impairment. The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

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6.    Amendments.   No provision of this Certificate of Designation may be amended, modified or waived without the written consent or affirmative vote of the holders of at least ninety-five percent (95%) of the then outstanding shares of Series C Preferred Stock, voting as a separate class.

SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series C Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes, as amended.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Geospatial Corporation has caused this Certificate of Designation to be executed this 16th day of March, 2016.

GEOSPATIAL CORPORATION

By:
Mark A. Smith
Chief Executive Officer